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                                                   EXHIBIT 1
               AMENDED JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the depository units representing limited partner interests in American Real Estate Partners, L.P. and further agree that this Amended Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Amended Joint Filing Agreement this 12th day of April, 1995.

                    HIGH COAST LIMITED PARTNERSHIP

                    By: American Property Investors, Inc.
                    Its: General Partner



                    By:     /s/ Mark Rachesky
                              Vice President


                    AMERICAN PROPERTY INVESTORS, INC.



                    By:      /s/ Mark Rachesky
                              Vice President


                    CARL C. ICAHN



                     /s/ Carl C. Icahn

                    [Amended Joint Filing Agreement for AREP
                    13D - Amend. No.8]